As filed with the Securities and Exchange Commission on June 21, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SUMMER INFANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1994619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1275 Park East Drive

Woonsocket, Rhode Island 02895

(401) 671-6550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William E. Mote, Jr.

Chief Financial Officer

Summer Infant, Inc.

1275 Park East Drive

Woonsocket, Rhode Island 02895

(401) 671-6550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elizabeth W. Fraser, Esq.

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

Telephone: (617) 310-6237

Facsimile: (617) 279-8427

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1), (2), (3)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3), (4), (5)	Amount of registration fee
Common Stock, $0.0001 par value per share
Preferred Stock, $0.0001 par value per share
Warrants
Debt Securities
Subscription Rights
Units (6)
Total			$30,000,000	$3,477.00	(7)

(1)                                  This registration statement also covers common stock or preferred stock that may be issued by the registrant upon exercise, conversion or exchange of any securities registered hereunder that provide for such issuance.  An indeterminate number of the securities is being registered as may at various times be issued at indeterminate prices, with an aggregate offering price not to exceed $30,000,000.

(2)                                  Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)                                  Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)                                  The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(5)                                  Includes consideration to be received by us, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

(6)                                  Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and warrants.

(7)                                  Calculated pursuant to Rule 457(o) under the Securities Act.  Pursuant to Rule 457(p) under the Securities Act, the registrant is applying $3,477 of the registration fee paid in connection with the Registration Statement on Form S-3 (File No. 333-198315) initially filed on August 22, 2014 and declared effective on August 29, 2014 (the “Prior Registration Statement”), to offset the registration fee due hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 21, 2017

PROSPECTUS

Summer Infant, Inc.

$30,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer and sell from time to time, in one or more transactions, common stock, preferred stock, warrants, debt securities, subscription rights and units that include any of these securities, up to a total public offering price of $30,000,000 on terms to be determined at the time of sale.  This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of these securities and the specific manner in which we offer these securities in supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.  This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

We may offer and sell these securities directly to investors, to or through one or more underwriters, dealers and agents, or through a combination of these methods, on a continuous or delayed basis.  For more information, see “Plan of Distribution” in this prospectus.  We may also describe the plan of distribution for any particular offering of these securities in a prospectus supplement.  If any underwriters, dealers or agents are involved in the sale of any securities in respect of which this prospectus is delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.  The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SUMR.”

As of June 20, 2017, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on that date, was approximately $17,463,878 based on 18,560,560 shares of outstanding common stock, of which 8,731,939 were held by non-affiliates.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.  We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.”  You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2017.

You should rely only on the information contained in this prospectus, any prospectus supplement or any document to which we have referred you.  We have not authorized anyone else to provide you with information that is different.  This prospectus and any prospectus supplement may be used only where it is legal to sell these securities.  The information in this prospectus or any prospectus supplement is current only as of the date on the front cover of those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $30,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering.  The prospectus supplement may also add to, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” carefully before making an investment decision.

Unless the context otherwise requires, in this prospectus, “Summer,” the “Company,” “we,” “us,” “our” and similar names refer to Summer Infant, Inc. and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) contain statements with respect to our Company which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by those sections.  Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by terms such as “expect,” “anticipate,” “believe,” “outlook,” “may,” “estimate,” “should,” “predict,” “intend,” “plan, “should” and similar terms or variations thereof.  These forward-looking statements include statements regarding our expected business strategy and future growth and profitability, our ability to leverage our retail knowledge and to deliver high quality, innovative products to the marketplace, our ability to maintain and build upon our existing customer and supplier relationships, and to grow our business, our ability to improve our operational efficiency, the fluctuation of market trends in the juvenile products industry and our anticipated results of operations.  These statements are based on a series of expectations, assumptions, estimates and projections about our Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods.  Actual results may differ materially from any future results expressed or implied by such forward-looking statements.  Among the factors that could cause or contribute to these differences are those discussed under the heading “Risk Factors” and in other sections of (i) our Annual Report on Form 10-K for the year ended December 31, 2016, (ii) our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement and (iii) any prospectus supplement to this prospectus.  See “Where You Can Find More Information” and “ Incorporation of Certain Information by Reference” for information about how to obtain copies of these documents.

All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them.  Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Summer and to the particular types of securities that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

ABOUT SUMMER INFANT, INC.

We are a premier infant and juvenile products company originally founded in 1985 and have publicly traded on the Nasdaq Stock Market since 2007 under the symbol ‘‘SUMR.’’  We are a leader in product innovation in the juvenile industry, providing mothers and caregivers a full range of high quality, high value products to care for babies and toddlers. We seek to improve the quality of life of both caregivers and babies through our product offerings, while at the same time maximizing shareholder value over the long term.

We operate in one principal industry segment across geographically diverse marketplaces, selling our products globally to large, national retailers as well as independent retailers, and on our partner’s websites and our own summerinfant.com website.  In North America, our customers include Babies R Us, Amazon.com, Wal-Mart, Target, Buy Buy Baby, Home Depot, and Lowe’s.  Our largest European-based customers are Argos, Amazon, Toys R Us, and Mothercare.  We also sell through international distributors, representatives, and to select international retail customers in geographic locations where we do not have a direct sales presence.

Our principal executive offices are located at 1275 Park East Drive, Woonsocket, Rhode Island 02895, and our telephone number is (401) 671-6550.  Our website is www.summerinfant.com.  Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we currently intend to use the estimated net proceeds from the sale of securities offered by this prospectus for working capital and other general corporate purposes, and possibly, acquisitions of other companies or products.  Working capital and other general corporate purposes may include repayment or repurchase of debt obligations, research and development expenditures, capital expenditures, operating and administrative expenditures, and any other purpose that we may specify in any prospectus supplement.  While we have no current plans for any specific acquisitions at this time,  we believe opportunities may exist from time to time to expand our current business through acquisitions of other companies or products.  We have not determined the amount of net proceeds to be used specifically for any of the foregoing purposes.  Accordingly, our management will have broad discretion and flexibility in applying the net proceeds from the sale of these securities.  Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•                  shares of common stock;

•                  shares of preferred stock;

•                  warrants exercisable for debt securities, common stock or preferred stock;

•                  debt securities;

•                  subscription rights to purchase any of such securities; and

•                  units of debt securities, common stock, preferred stock, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer.  The specific terms of the securities will be described in a prospectus supplement or information incorporated by reference therein, which may be in addition to or different from the general terms summarized in this prospectus.  Where applicable, the prospectus supplement or information incorporated by reference therein will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.  The summaries contained in this prospectus and in any prospectus supplements or information incorporated by reference herein or therein may not contain all of the information that you would find useful.  Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement or information incorporated by reference therein relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these types of securities but is not complete.  For the complete terms of our capital stock, please refer to our Amended and Restated Certificate of Incorporation, as amended to date (our “Certificate of Incorporation”) and our Amended and Restated Bylaws, as amended to date (our “Bylaws”), each of which is incorporated by reference into the registration statement of which this prospectus is a part.  We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus.  If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Pursuant to our Certificate of Incorporation, we are currently authorized to issue 49,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.  The authorized shares of our common stock and preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.  If the approval of our stockholders is not required, our board of directors may determine not to seek stockholder approval.  As of June 20, 2017, 18,560,560 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Dividends

Subject to provisions of the Delaware General Corporation Law, or the “DGCL,” and any future rights which may be granted to the holders of any series of preferred stock, dividends may be paid on our common stock when and as declared by our board of directors out of funds legally available for dividend payments.

Voting Rights

Each holders of shares of our common stock is entitled to one vote per share on all matters submitted to the vote of our common stockholders.  Holders of our common stock are not entitled to cumulative voting rights.

Liquidation

If we are liquidated, dissolved or our affairs are wound up, holders of our common stock are entitled to receive all remaining assets available for distribution to stockholders after satisfaction of our liabilities and the preferential rights of any of our preferred stock that may be outstanding at that time.

Preemptive Rights

Holders of our common stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of our common stock.

Preferred Stock

Shares of preferred stock may be issued from time to time, in one or more series, and our board of directors is authorized to determine the designation and fix the number of shares of each series.  Our board of directors is further authorized to fix and determine the dividend rate, premium or redemption rates, conversion rights, voting rights, preferences, privileges, restrictions and other rights granted to or imposed upon any wholly unissued series of our preferred stock.

Prior to the issuance of shares of a series of our preferred stock, our board of directors, without stockholder approval, will adopt resolutions and file a certificate of designation regarding the series of preferred stock with the State of Delaware and the SEC.  The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including the following:

•                  the maximum number of shares in the series and the designation;

•                  voting rights, if any, of the preferred stock;

•                  the dividend rates, periods and/or payment dates or methods of calculation applicable to the preferred stock;

•                  whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

•                  the provisions for redemption, if applicable, of the preferred stock;

•                  the provisions for a sinking fund, if any, for the preferred stock;

•                  liquidation preferences;

•                  any limitation on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.  The several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference therein, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Certain Anti-Takeover Matters

Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.  These provisions include the following:

Advance Notice Requirements

Our Bylaws include advance notice, informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders.  Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws.  Generally, a stockholder’s notice of a director nomination or proposal will be timely if delivered to our corporate secretary at our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the annual meeting.  If it is determined that business was not properly brought before a meeting in accordance with the provisions of our Bylaws, such business will not be conducted at the meeting.

Preferred Stock

We have shares of preferred stock authorized for future issuance without stockholder approval.  The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.  For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of the Company or its stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock.  The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock.  The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Amendments to Bylaws

Our board of directors is expressly authorized in our Certificate of Incorporation to alter or repeal our Bylaws, subject to the provisions of the Bylaws.  Our Bylaws may be amended by our board of directors, or by the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on the amendment.

Delaware Takeover Statues

We are subject to Section 203 of the DGCL, an anti-takeover law.  In general, Section 203 prohibits a publicly-held, Delaware corporation from engaging in a  business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•                  Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s outstanding voting securities.  We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.  We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

These provisions of Delaware law, our Certificate of Incorporation and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts.  These provisions may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “SUMR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock, preferred stock, debt securities or units, or any combination of these securities.  Warrants may be issued independently or together with our common stock, preferred stock, debt securities or units, and may be attached to, or separate from, any offered securities.  We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent.  The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete.  When warrants are offered in the future, a prospectus supplement, information incorporated by reference therein or any free writing prospectus as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the warrants as described in a prospectus supplement or information incorporated by reference therein will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or information incorporated by reference therein is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement or information incorporated by reference therein may describe the terms of any warrants that we may offer, including but not limited to the following:

•                  the title of the warrants;

•                  the total number of warrants;

•                  the price or prices at which the warrants will be issued;

•                  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•                  whether the warrants will be issued in registered form or bearer form;

•                  information with respect to book-entry procedures, if any;

•                  if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•                  if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•                  if applicable, a discussion of material United States federal income tax considerations;

•                  if applicable, the terms of redemption of the warrants;

•                  the identity of the warrant agent, if any;

•                  the procedures and conditions relating to the exercise of the warrants; and

•                  any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent.  We may add, replace, or terminate warrant agents from time to time.  We may also choose to act as our own warrant agent, or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement.  The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants.  Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.  Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form.  Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security.  Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.  In addition, we may issue warrants in non-global form, i.e., bearer form.  If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporate by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.  Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or information incorporated by reference therein.  Holders of warrants may exercise the warrants at any time up to the specified time on the expiration date set forth in the applicable prospectus supplement or information incorporated by reference therein. After the close of business on the expiration date, unexercised warrants will become void.  Warrants may be redeemed as set forth in the applicable prospectus supplement or information incorporated by reference therein.

Warrants may be exercised as set forth in the applicable prospectus supplement or information incorporated by reference therein.  Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or information incorporated by reference therein, we will forward, as soon as practicable, the securities purchasable upon such exercise.  If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT SECURITIES

Our debt securities may be issued from time to time in one or more series and may include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The particular terms of any series of debt securities and the extent to which the general provisions may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.  When describing any debt securities, references to “we,” “us” and “our” refer to the issuer of those debt securities and not to any of its subsidiaries.

The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture.  You should also read the indenture under which the debt securities are to be issued.  We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part.  The following summary of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms.  A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.  You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read this prospectus and the applicable prospectus supplement, indenture and form of debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue.  The indenture does provide that we may issue debt securities up to the principal amount that we may authorize, which may be in any currency or currency unit that we may designate.  Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.  For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount.  These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics.  Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The prospectus supplement relating to a particular series of debt securities will describe the terms of the debt securities offered by that prospectus supplement and by this prospectus, including the following:

•                  the title and authorized denominations of the debt securities;

•                  any limit on the aggregate principal amount of that series of debt securities;

•                  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•                  interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•                  the right, if any, to extend the interest payment periods and the duration of the extensions;

•                  the guarantors, if any, of our obligations under the debt securities;

•                  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•                  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•                  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•                  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•                  the terms, if any, on which the debt securities of that series and any guarantees thereof will be subordinate in right and priority of payment to our other debt;

•                  the denominations in which those debt securities will be issuable;

•                  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•                  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•                  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

•                  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•                  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•                  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•                  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•                  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•                  the nature and terms of any security for any secured debt securities;

•                  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•                  any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock or other securities.  The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement.  The terms will include, among others, the following:

•                  the conversion or exchange price;

•                  the conversion or exchange period;

•                  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•                  events requiring adjustment to the conversion or exchange price; and

•                  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the surviving corporation or the successor corporation or person to which our assets are conveyed, transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture, and (ii) immediately after completing such a transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing.  When the person to whom our assets are conveyed or transferred has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•                 failure to pay interest for 30 days after the date payment is due and payable;

•                 failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•                 failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•                 failure to perform other covenants for 60 days after notice of such default or breach and request for it to be remedied;

•                 events in bankruptcy, insolvency or reorganization relating to us; or

•                 any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.  For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, waive any past default and consequences of such default.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•                 the holder has previously given to the trustee written notice of a continuing default;

•                 the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•                 the requesting holders have offered the trustee indemnity for the costs, expenses and liabilities that may be incurred by bringing the action;

•                 the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•                 the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year.  We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge certain of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance.  We may also be released from the obligations imposed by certain covenants of outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the indenture, which we refer to as covenant defeasance.  We may effect defeasance and covenant defeasance only if, among other things:

•                  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified by a nationally recognized firm of independent certified accountants to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•                  we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

Although we may discharge or decrease our obligations under the indenture as described in the preceding paragraphs, we may not discharge certain enumerated obligations, including but not limited to, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•                  evidence the assumption by a successor entity of our obligations;

•                  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•                  add any additional events of default;

•                  cure any ambiguity or correct any inconsistency or defect in the indenture provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

•                  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•                  add guarantees to or secure any debt securities;

•                  establish the forms or terms of debt securities of any series;

•                  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•                  add to or change any provision of the indenture as is necessary to permit or facilitate the issuance of debt securities in bearer form;

•                  change the location of (i) payment of principal, premium or interest; (ii) surrender of the debt securities for registration, transfer or exchange and (iii) notices and demands to or upon us;

•                  supplement any provision of the indenture to permit or facilitate the defeasance and discharge of any debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

•                  conform the terms of any debt securities to the description of such debt securities in the prospectus and prospectus supplement offering the debt securities provided that it does not adversely affect the interests of the holders of any outstanding debt securities in any material respect;

•                  eliminate any provision that was required at the time we entered into the indenture but, as a result of an amendment to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is no longer required;

•                  modify, eliminate or add to the provisions of the indenture to effect or evidence any change required by an amendment to the Trust Indenture Act; and

•                  make any other provisions with respect to matters or questions arising under the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

Any provision of the indenture shall automatically be deemed to have been modified, eliminated or added to the extent required to be made as a result of an amendment to the Trust Indenture Act.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities.  We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•                 extend the final maturity of any debt security;

•                 reduce the principal amount or premium, if any;

•                 reduce the rate or extend the time of payment of interest;

•                 change the method of calculating the rate of interest in a manner adverse to the holders of any outstanding debt securities;

•                 reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•                 change the currency in which the principal, and any premium or interest, is payable;

•                 impair the right to institute suit for the enforcement of any payment on any debt security when due;

•                 if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•                 reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•                 a default in the payment of the principal of or premium or interest on any such debt security; or

•                 a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities.  We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or with its custodian and such global securities shall be registered in the name of such depositary or nominee.  In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.  This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•                 by the depositary for the registered global security to its nominee;

•                 by a nominee of the depositary to the depositary or another nominee of the depositary; or

•                 by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.  We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•                  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•                  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•                  any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•                  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form.  These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.  Except as stated below, owners of beneficial interests in a registered global security:

•                  will not be entitled to have the debt securities represented by a registered global security registered in their names;

•                  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•                  will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security.

Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.  We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.”  We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, we will appoint an eligible successor depositary.  If we fail to appoint an eligible successor depositary within 90 days of such event, or if an event of default has occurred and is continuing and the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so request, we will issue the debt securities in definitive form in exchange for the registered global security.  In addition, we may at any time and in our sole discretion and subject to the depositary’s procedures decide not to have any of the debt securities of a series represented by one or more registered global securities.  In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities.  The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.”  We will deposit these securities with a depositary identified in the prospectus supplement relating to the series.  The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures.  These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that in the event that the trustee resigns or is removed with respect to less than all series of debt securities outstanding under the indenture, there may be more than one trustee under the indenture.  If there are different trustees for different series of debt securities under the indenture, each such trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture.  Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture.  Any trustee under the indenture may resign or be removed from one or more series of debt securities.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture.  During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest relating to any duties concerning the debt securities, however, the trustee must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture is, and any debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time.  Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein. To the extent that any particular terms of the subscription rights, any rights agreement, or any rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

We may issue subscription rights to purchase common stock, preferred stock, debt securities or warrants to purchase these securities.  These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of subscription rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the subscription rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of subscription rights. The rights agent for any subscription rights we offer will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•                  whether common stock, preferred stock, debt securities or warrants to purchase those securities will be offered under the stockholder subscription rights;

•                  the price, if any, for the subscription rights;

•                  the exercise price payable for each security upon the exercise of the subscription rights;

•                  the date of determining stockholders entitled to the subscription rights distribution;

•                  the number of subscription rights issued to each stockholder;

•                  the number and terms of the securities which may be purchased per each subscription right;

•                  the extent to which the subscription rights are transferable and the date, if any, on and after which the subscription rights may be separately transferred;

•                  the method by which holders of subscription rights will be entitled to exercise;

•                  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•                  the conditions to the completion of the rights offering, if any;

•                  the withdrawal, termination and cancellation rights, if any;

•                  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•                  if appropriate, a discussion of material U.S. federal income tax considerations;

•                  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

•                  any other terms of the subscription rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the subscription rights, as applicable.

Each subscription right will entitled the holder of subscription rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities or warrants at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

General

We may issue units consisting of common stock, preferred stock, debt securities or warrants, or any combination of these securities.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete.  When units are offered in the future, a prospectus supplement or information incorporated by reference therein, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply.  The specific terms of the units as described in a prospectus supplement or information incorporated by reference therein will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or information incorporated by reference therein is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable.  We will file these documents with the SEC for incorporation by reference into this prospectus, as applicable.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

We will describe in the applicable prospectus supplement or information incorporated by reference therein the terms of the series of units being offered, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•                  whether the units will be issued in fully registered or global form; and

•                  any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through rights offerings, or otherwise.  We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference therein or any free writing prospectus, including:

•                  the name or names of underwriters, if any;

•                  the purchase price of the securities and the proceeds we will receive from the sale;

•                  any underwriting discounts and other items constituting underwriters’ compensation;

•                  any initial public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference therein or any free writing prospectus are underwriters of the securities offered thereby.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•                  block transactions (which may involve crosses) and transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•                  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•                  sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•                  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The consideration may be cash or another form negotiated by the parties.  Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.  That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.  Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable.  In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.  In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be.  If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.  We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

Agents may, from time to time, solicit offers to purchase the securities.  If required, we will name in the applicable prospectus supplement, any document incorporated by reference therein or any free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent.  Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.  Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments.  Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.  The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement, any document incorporated by reference therein or any free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others.  These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities.  To the extent required, the prospectus supplement, any document incorporated by reference therein or any free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  If required, the prospectus supplement, any document incorporated by reference therein or any free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.  These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities.  If any such activities may occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common stock will be new issues of securities with no established trading market.  Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot guarantee the liquidity of the trading markets for any securities.

EXPERTS

The consolidated financial statements of Summer Infant, Inc. as of December 31, 2016 and January 2, 2016 and for each of the years in the two-year period ended December 31, 2016 incorporated in this Prospectus by reference from the Summer Infant, Inc. Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and has been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Greenberg Traurig, LLP, Boston, Massachusetts.  If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, District of Columbia 20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference room.  Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov.  The reports and other information filed by us with the SEC are also available at our website, www.summerinfant.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to another document that we file separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. These documents contain important information about the Company and its financial condition, business and results.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information deemed to have been furnished and not filed in accordance with SEC rules:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 22, 2017;

•                  our Quarterly Report on Form 10-Q for the quarter ended April 1, 2017, filed with the SEC on May 3, 2017;

•                  our Current Reports on Form 8-K filed with the SEC on February 2, February 24 and May 24, 2017; and

•                  the description of our common stock contained in our Form 8-A filed on March 6, 2007, including any amendments or reports filed for the purpose of updating the description.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of the documents referred to herein that are incorporated by reference, if such person makes a written or oral request directed to:

Summer Infant, Inc.
1275 Park East Drive
Woonsocket, Rhode Island 02895
Attn:  Corporate Secretary
(401) 671-6550

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$3,477
NASDAQ Capital Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing expenses	*
Miscellaneous	*
Total	*

*                 These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.                 Indemnification of Directors and Officers.

Pursuant to Section 145(a) of the Delaware General Corporation Law (“DGCL”), we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding.  Pursuant to Section 145(b) of the DGCL, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit.  Pursuant to Section 145(b), the Company shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  The power to indemnify under Sections 145(a) and (b) of the DGCL applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions.  A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our Amended and Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except for: (a) any breach of the director’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL provisions imposing joint and several liability for improper distributions to stockholders or loans to officers or directors, or (d) transactions from which a director derived an improper personal benefit.

Our Amended and Restated Bylaws, as amended, require the Company to indemnify all officers, directors, employees and agents of the Company against all liabilities and expenses they may incur on account of all actions threatened or brought against them by reason of their services to the Company or to another entity at the request of the Company if made in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, with no cause to believe the conduct was unlawful.

Our directors and officers are covered by insurance policies maintained by the Company against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.  In addition, we have entered into indemnification agreements with our officers and directors that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

Item 16.                 Exhibits.

The exhibits listed in the Exhibit Index immediately preceding the exhibits are filed as part of this Registration Statement on Form S-3.

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of this chapter that is part of the Registration Statement.

(2)           That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)            If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woonsocket, State of Rhode Island, on this 21st day of June, 2017.

SUMMER INFANT, INC.

By:	/s/ Mark Messner
Mark Messner
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Mark Messner and William E. Mote, Jr. as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Messner	President, Chief Executive Officer and Director	June 21, 2017
Mark Messner	(Principal Executive Officer)

/s/ William E. Mote, Jr.	Chief Financial Officer	June 21, 2017
William E. Mote, Jr.	(Principal Financial and Accounting Officer)

/s/ Robin Marino	Chairwoman of the Board	June 21, 2017
Robin Marino

/s/ Evelyn D’An	Director	June 21, 2017
Evelyn D’An

/s/ Martin Fogelman	Director	June 21, 2017
Martin Fogelman

/s/ Alan Mustacchi	Director	June 21, 2017
Alan Mustacchi

/s/ Stephen Zelkowicz	Director	June 21, 2017
Stephen Zelkowicz

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

**1.1	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-A filed on March 6, 2007, SEC File No. 001-33346)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2010)

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2014)

3.4	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 9, 2016)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A filed on March 6, 2007, SEC File No. 001-33346)

*4.2	Form of Indenture (including Form of Debt Security)

**4.3	Form of Certificate of Designation for Preferred Stock

**4.4	Form of Preferred Stock Certificate

**4.5	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Debt Securities

**4.6	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Stock

**4.7	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Preferred Stock

**4.8	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Units

**4.9	Form of Unit Agreement (including Form of Unit Certificate)

**4.10	Form of Rights Agreement (including Form of Rights Certificate)

*5.1	Opinion of Greenberg Traurig, LLP

*23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

*23.2	Consent of RSM US LLP

*24.1	Powers of Attorney (included on signature page to this Registration Statement)

**25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee

*                 Filed herewith.

**          To be subsequently filed, if applicable, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this Registration Statement.